FOR IMMEDIATE RELEASE

Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contacts:

Andrew R. Speaker	David B. Merclean
President & CEO	Senior Vice President & CFO
Mercer Insurance Group, Inc.	Mercer Insurance Group, Inc.
(609) 737-0426	(609) 737-0426

Mercer Insurance Group, Inc. Announces 2nd Quarter 2006 Earnings

Pennington, New Jersey, July 31, 2006 — Mercer Insurance Group, Inc. (Nasdaq: MIGP) today reported its operating results for the quarter and six months ended June 30, 2006. Mercer Insurance Group, Inc. (the Company) offers commercial and personal lines of insurance to businesses and individuals in six states through its insurance subsidiaries: Mercer Insurance Company, Mercer Insurance Company of New Jersey, Inc., Financial Pacific Insurance Company and Franklin Insurance Company.

The Company acquired Financial Pacific Insurance Group, Inc. on October 1, 2005, and it is included accordingly in the Company’s 2006 consolidated financial statements. Consequently, comparisons of the Company’s current quarter and six month period with the comparable 2005 periods must take into account the impact of the acquisition on the 2006 Consolidated Statements of Income in order to make meaningful comparisons. Financial Pacific is a specialty writer of commercial lines which writes primarily in four western states, and provides insurance to commercial accounts in the contractor, manufacturing, retail, services and wholesaling businesses.

The Company reported net income, determined under U.S. generally accepted accounting principles (GAAP), in the quarter ended June 30, 2006, of $2.9 million, or $0.47 per diluted share, which was an increase of $1.8 million over the comparable prior quarter’s net income of $1.1 million, or $0.17 per diluted share. After-tax realized investment gains included in net income for the current quarter were $197,000, or $0.03 per diluted share, as compared to $52,000, or less than $0.01 per diluted share in the same period in the prior year. Operating income (a non-GAAP measure defined as net income less after-tax realized gains or losses) in the second quarter of 2006 was $2.7 million, or $0.44 per diluted share, as compared to $1.0 million, or $0.17 per diluted share, in the same quarter of 2005. The Company’s GAAP combined ratio for the second quarter of 2006 was 96.4%, as compared to 96.1% for the same quarter in 2005.

Revenues for the second quarter of 2006 were $36.9 million, an increase of $21.1 million over the 2005 second quarter revenue of $15.8 million. Net premiums earned for the quarter were $33.6 million, an $18.7 million increase over net premiums earned of $14.9 million in the same period of 2005. Net investment income increased $1.7 million to $2.4 million for the quarter, as compared to $740,000 in the comparable period in 2005.

In the six months ended June 30, 2006, the Company reported GAAP net income of $5.5 million, or $0.90 per diluted share, which was an increase of $3.4 million over the prior year’s net income of $2.1 million, or $0.33 per diluted share. After-tax realized investment gains included in net income for the current six months were $399,000, or $0.06 per diluted share, as compared to $64,000, or $0.01 per diluted share in the same period in the prior year. Operating income in the first six months of 2006 was $5.1 million, or $0.84 per diluted share, as compared to $2.0 million, or $0.32 per diluted share, in the same period of 2005. The Company’s GAAP combined ratio for the first six months of 2006 was 96.4%, as compared to 96.3% for the same period in 2005.

Revenues for the first six months of 2006 were $73.3 million, an increase of $41.6 million over revenue in the first six months of 2005 of $31.7 million. Net premiums earned for the period were $67.2 million, a $37.2 million increase over net premiums earned of $30.0 million in the same period of 2005. Net investment income increased $3.0 million to $4.5 million for the six months, as compared to $1.5 million in the comparable period in 2005.

In reviewing the Company’s performance for the quarter, Andrew R. Speaker, Mercer’s President and CEO, said “the integration of our recent acquisition of Financial Pacific Insurance Group continues on track, and we are pleased with its performance. It was also pleasing to learn that A.M. Best recently included Financial Pacific Insurance Company in the Company’s pooled financial strength rating of A (Excellent), in accordance with the ratings of the other members of the Company’s insurance pool. The Company’s strong 2006 performance reflects our continuing disciplined focus on underwriting, despite an increasingly challenging marketplace, and the more balanced mix of property and casualty insurance business which resulted from the acquisition of Financial Pacific. In addition, the Company’s increased investment income reflects improvements in fixed income securities yields over that of the previous year.”

Certain of the statements contained herein (other than statements of historical facts) are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty that are, in many instances, beyond the company’s control and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect on the Company. There can be no assurance that future developments will be in accordance with management’s expectations so that the effect of future developments on the Company will be those anticipated by management. Actual financial results including premium growth and underwriting results could differ materially from those anticipated by the Company depending on the outcome of certain factors, which may include changes in property and casualty loss trends and reserves; catastrophe losses; the insurance product pricing environment; changes in applicable law; government regulation and changes therein that may impede the ability to charge adequate rates; changes in accounting principles; performance of the financial markets; fluctuations in interest rates; availability and price of reinsurance; and the status of the labor markets in which the Company operates.

Consolidated Statements of Income
(in thousands, except per share and share data)

	Quarter Ended June 30,
	2006	2005
	(unaudited)	(unaudited)
Net premiums earned	$33,631	$14,862
Investment income, net of investment expenses	2,369	740
Realized investment gains	298	80
Other revenue	587	87
Total revenue	36,885	15,769

Losses and loss adjustment expenses	21,549	7,312
Amortization of deferred policy acquisition costs	7,848	3,902
Other expenses	3,052	3,063
Interest expense	304	-
Total expenses	32,753	14,277

Income before income taxes	4,132	1,492
Income taxes	1,237	427

Net income	$2,895	$1,065

Net income per common share:
Basic	$0.48	$0.18
Diluted	$0.47	$0.17

Weighted average number of shares outstanding:
Basic	5,994,228	5,877,160
Diluted	6,191,449	6,101,548

Supplementary Financial Data

Net written premiums	$41,234	$16,780

Book value per common share	$17.62	$16.69

GAAP combined ratio	96.4%	96.1%

Consolidated Statements of Income
(in thousands, except per share and share data)

	Six Months Ended June 30,
	2006	2005
	(unaudited)	(unaudited)
Net premiums earned	$67,168	$29,975
Investment income, net of investment expenses	4,460	1,484
Realized investment gains	605	97
Other revenue	1,078	172
Total revenue	73,311	31,728

Losses and loss adjustment expenses	42,195	15,034
Amortization of deferred policy acquisition costs	15,140	7,801
Other expenses	7,487	6,021
Interest expense	601	-
Total expenses	65,423	28,856

Income before income taxes	7,888	2,872
Income taxes	2,343	814

Net income	$5,545	$2,058

Net income per common share:
Basic	$0.93	$0.35
Diluted	$0.90	$0.33

Weighted average number of shares outstanding:
Basic	5,982,071	5,939,968
Diluted	6,154,893	6,172,231

Supplementary Financial Data

Net written premiums	$80,929	$29,941

GAAP combined ratio	96.4%	96.3%

Consolidated Balance Sheet
(in thousands, except share amounts)

	June 30, 2006	December 31, 2005
	(unaudited)
ASSETS
Investments, at fair value:
Fixed income securities, available-for sale	$255,283	$229,129
Equity securities, at fair value	15,719	14,981
Short-term investments, at cost, which approximates fair value	2,397	4,289
Total investments	273,399	248,399
Cash and cash equivalents	13,113	20,677
Premiums receivable	46,430	37,497
Reinsurance receivable	84,769	79,214
Prepaid reinsurance premiums	17,521	21,554
Deferred policy acquisition costs	17,291	10,789
Accrued investment income	2,783	2,625
Property and equipment, net	11,949	11,720
Deferred income taxes	9,115	3,588
Goodwill	5,633	5,633
Other assets	4,526	5,002
Total assets	$486,529	$446,698

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Losses and loss adjustment expenses	$228,340	$211,679
Unearned premiums	88,710	78,982
Accounts payable and accrued expenses	15,844	13,761
Other reinsurance balances	26,128	18,574
Trust preferred securities	15,533	15,525
Advances under line of credit	3,000	3,000
Other liabilities	2,369	1,778
Total liabilities	$379,964	$343,299

Stockholders’ Equity:
Preferred Stock, no par value, authorized 5,000,000 shares, no shares issued and outstanding	—	—
Common stock, no par value, authorized 15,000,000 shares, issued 7,054,233 and 7,068,233 shares, outstanding 6,550,669 and 6,463,538 shares	—	—
Additional paid-in capital	$67,018	$67,973
Accumulated other comprehensive income	(500)	2,851
Retained earnings	50,441	44,896
Unearned restricted stock compensation	-	(1,654)
Unearned ESOP shares	(4,073)	(4,383)
Treasury Stock, 503,513 and 501,563 shares	(6,321)	(6,284)
Total stockholders’ equity	106,565	103,399
Total liabilities and stockholders’ equity	$486,529	$446,698